Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Computer Associates International, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the quarter ending September 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Sanjay Kumar, Chief Executive Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sanjay Kumar
Sanjay Kumar
Chief Executive Officer and President
October 22, 2002